AMERICAN TAX EXEMPT BOND TRUST
                                  CONSENT FORM

     This Consent Form is being solicited by Related AMI Associates, Inc. , the manager for American Tax Exempt Bond Trust, a Delaware business trust.

     The Board of Trustees of Related AMI requests that American Tax's shareholders take the action indicated below with respect to the proposals listed below (all as further described in American Tax's Consent Statement-Prospectus, dated _____________, 2000).

     Please mark one of the choices to take action with respect to each proposal.

     ALTHOUGH SHAREHOLDERS MAY GRANT OR WITHHOLD CONSENT WITH RESPECT TO EACH INDIVIDUAL PROPOSAL, CONSUMMATION OF THE MERGER IS CONDITIONED ON THE APPROVAL OF THE AMENDMENTS TO AMERICAN TAX'S TRUST AGREEMENT SET FORTH BELOW.

                                  ALL PROPOSALS
                                  -------------

YOU MAY CONSENT TO ALL PROPOSALS BY MARKING HERE:

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____

                              INDIVIDUAL PROPOSALS
                              --------------------

I. APPROVAL AND ADOPTION OF MERGER AGREEMENT: To approve and adopt the merger agreement, dated as of November 2, 1999, among American Tax, Charter Municipal Mortgage Acceptance Company and CM Holding Trust, a wholly-owned subsidiary of CharterMac, pursuant to which American Tax will be merged with and into CM Holding, with CM Holding being the surviving business trust.

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____

II. REMOVAL OF SECTION 23.2 FROM TRUST AGREEMENT: To approve and adopt an amendment to American Tax's trust agreement to remove Section 23.2, to be effective immediately prior to the merger, which contains a provision which may otherwise grant American Tax shareholders who vote "no" on the proposed merger, the choice of (a) accepting CharterMac common shares or (b) either (1) remaining a shareholder of American Tax or (2) receiving cash for their American Tax shares equal to each American Tax shareholder's pro rata share of the appraised value of the net assets of American Tax.

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____

III. REMOVAL OF SECTION 23.3(A) THROUGH (D) FROM TRUST AGREEMENT: To approve and adopt an amendment to American Tax's trust agreement to remove Sections 23.3(a) through (d), to be effective immediately prior to the merger, which contain certain restrictions that could be construed to prohibit the consummation of the merger.

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____


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IV.      REMOVAL OF SECTION 15.4.9 FROM TRUST AGREEMENT: To approve and adopt an amendment to American Tax's trust agreement to remove Section 15.4.9, to be effective immediately prior to the merger, which contains a provision which could be construed to otherwise prevent Related AMI or its affiliates, including for this purpose CharterMac, from purchasing first mortgage bonds from American Tax in the merger.

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____

V. EXTENSION OF SOLICITATION PERIOD: To approve, if necessary, the extension of the solicitation period.

         CONSENT: _____     REFUSE TO CONSENT: _____     ABSTAIN: _____

THE ACTION TAKEN PURSUANT TO THIS CONSENT FORM WILL APPLY TO ALL SHARES HELD BY YOU. IF YOU DO NOT RETURN YOUR CONSENT FORM, YOU WILL BE DEEMED TO HAVE NOT CONSENTED TO THE PROPOSALS. IF THE CONSENT FORM IS COMPLETED AND RETURNED, BUT ALL OR SOME OF THE LINES ABOVE ARE NOT MARKED, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSALS FOR WHICH NO CHOICE IS INDICATED.

TO VOTE ON THE PROPOSALS, PLEASE SIGN, DATE AND MAIL THIS CONSENT FORM TO THE ADDRESS SET FORTH BELOW.

     Please return this Consent Form by no later than October __, 2000 in the postage paid addressed envelope included with this mailing. If for any reason you do not have an envelope, kindly send this card to American Tax at c/o Related AMI Associates, Inc., Attention: Brenda Abuaf, 625 Madison Avenue, New
York, New York 10022 or by facsimile at (212-593-5794). If you have any questions please contact Brenda Abuaf at 1-800-600-6422, ext. 2090.

     SIGNATURE INSTRUCTIONS: For joint accounts, all joint owners should sign. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

          Signature (Title, if any) ----------------------------

          Signature (if jointly held) --------------------------

          Print name of Shareholder ----------------------------

          Date -------------------------------------------------
                (VERY IMPORTANT--PLEASE WRITE DATE OF SIGNATURE)



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